Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

November 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			November 30, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	—	—	—
Series 2003A-2	—	—	—
Series 2003A-3	—	—	—
Series 2003A-4	—	66,500.00	—
Series 2003A-5	—	63,000.00	—
Series 2003A-6	—	87,111.11	—
Series 2003A-7	—	91,027.78	—
Series 2003A-8	—	87,888.89	—
Series 2003B-1	—	46,666.67	—

	—	442,194.45	—

Information on Each Series of Notes as of:				November 30, 2003
	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	63,891,638.57	0.7986455	1.19000%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.24000%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.44000%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	75,000,000.00	1.0000000	1.12000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.12000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.12000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.13000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.13000%	—
Series 2003B-1	50,000,000.00	1.0000000	1.22000%	—

	983,891,638.57			—

Education Funding Capital Trust-II

Statements to Noteholders

November 30, 2003

(per Section 11.04)

Value of the Trust Estate as of:	November 30, 2003
Principal Balance of Financed Student Loans	914,249,995.99
Accrued Interest on Financed Student Loans	7,372,004.80
Cash and Investment Balance	46,865,632.94
Accrued Interest on Cash and Investments	34,384.52

968,522,018.25

Accrued Interest and Fees with respect to the Notes	1,639,315.60

Pool Balance	914,249,995.99

Parity Percentage	98.27%

Senior Parity Percentage	103.53%

Rollforward of Indenture Funds during month ended:				November 30, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	1,584,139.79	(0.00)	10,000,000.00	7,983,299.77
Withdrawals	(1,583,429.65)	—	—	—
Deposits	2,297,190.34	—	—	—

Ending Balance	2,297,900.48	(0.00)	10,000,000.00	7,983,299.77

Amounts allocated during month ended:	November 30, 2003
Servicing fees	183,571.68
Administration fee	38,315.35
Auction agent fee	3,895.83
Broker dealer fee	97,395.83
Calculation agent fee	—
Trustee fee	1,336.00

324,514.69

Activity on Financed Student Loans during month ended:	November 30, 2003
Recoveries of Principal	4,184,178.92

Recoveries of Interest	2,253,144.59

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	124,252.73

Rejected federal reimbursement claims	—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

November 30, 2003

(per Section 11.04)

	Number of	Outstanding Balance
	Borrowers	Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment—Current	23,213	591,214,061	64.67%	25,469
Repayment—Delinquent	3,228	88,118,832	9.64%	27,298
Forbearance	1,887	72,388,109	7.92%	38,361
Deferment	4,520	162,528,995	17.78%	35,958

Total Repayment	32,848	914,249,996	100.00%	27,833

Total Portfolio	32,848	914,249,996	100.00%	27,833

Breakdown of Delinquent:
11—30 days	1,196	32,238,890	3.53%	26,956
31—60 days	981	26,173,720	2.86%	26,681
61—90 days	369	10,227,033	1.12%	27,716
91—120 days	152	4,570,064	0.50%	30,066
121—150 days	95	2,568,490	0.28%	27,037
151—180 days	110	2,894,460	0.32%	26,313
181—210 days	124	3,914,592	0.43%	31,569
211—240 days	98	2,796,034	0.31%	28,531
241—270 days	53	1,581,968	0.17%	29,848
Over 270 days	48	1,123,205	0.12%	23,400
Claim Filed	2	30,376	0.00%	15,188

Total Delinquent	3,228	88,118,832	9.64%	27,298

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	32,848	914,249,996	100.00%	27,833

Total	32,848	914,249,996	100.00%	27,833